SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                           -------------------------
            (Exact name of registrant as specified in its charter)

             Delaware                                      13-2740599
           ------------                                   ------------
(State of incorporation or organization)                (I.R.S. Employer
                                                       Identification No.)
       4 World Financial Center
          New York, New York                                     10080
      ----------------------------                            ---------
(Address of principal executive offices)                     (Zip Code)

If this form relates to the            If this form relates to the
registration of a class of             registration of a class of
securities pursuant to Section         securities pursuant to Section
12(b) of the Exchange Act and          12(g) of the Exchange Act and
is effective pursuant to               is effective pursuant to
General Instruction A.(c),             General Instruction A.(d),
please check the following             please check the following
box. |X|                               box. |_|

Securities Act registration statement file number to which this form relates: 333-38792
         ---------

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                     Name of each exchange on which
  to be so registered                     each class is to be registered
  -------------------                     ------------------------------

Medium-Term Notes, Series B                 American Stock Exchange
2% Callable and Exchangeable
Stock-Linked Notes due July 26, 2005
(Linked to the performance of the
common stock of Johnson & Johnson)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
------------------------------------------------------------------------------
                               (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the general terms and provisions of the Medium-Term Notes, Series B 2% Callable and Exchangeable Stock-Linked Notes due July 26, 2005 (Linked to the performance of the common stock of Johnson & Johnson) to be issued by Merrill Lynch & Co., Inc. set forth in the Pricing Supplement dated July 19, 2000, the Prospectus Supplement dated June 16, 2000 and Prospectus dated June 15, 2000, attached hereto as Exhibit 99(a), are hereby incorporated by reference.


Item 2.  Exhibits.

     99(a) Pricing Supplement dated July 19, 2000, Prospectus Supplement dated
           June 16, 2000 and Prospectus dated June 15, 2000 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

     99(b) Form of Note for Medium-Term Notes, Series B 2% Callable and
           Exchangeable Stock-Linked Notes due July 26, 2005 (Linked to the performance of the common stock of Johnson & Johnson).

     99(c) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase
           Manhattan Bank dated as of October 1, 1993, as amended.*















* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-68747).

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               MERRILL LYNCH & CO., INC.




                                               By:    /s/ Andrea L. Dulberg
                                                   ---------------------------
                                                          Andrea L. Dulberg
                                                              Secretary
Dated: July 21, 2000

                               INDEX TO EXHIBITS


Exhibit No.                                                        Page No.
-----------                                                        --------

99(a) Pricing Supplement dated July 19, 2000, Prospectus Supplement dated June 16, 2000 and Prospectus dated June 15, 2000 (incorporated herein by reference to the Registrant's filing pursuant to Rule 424(b)).

99(b) Form of Note for Medium-Term Notes, Series B 2% Callable and Exchangeable Stock-Linked Notes due July 26, 2005
           (Linked to the performance of the common stock of Johnson & Johnson).

99(c)      Copy of Indenture between Merrill Lynch & Co., Inc.
           and The Chase Manhattan Bank dated as of October 1,
           1993, as amended.*























* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (File No. 333-68747).

                                                                EXHIBIT 99 (B)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                   PRINCIPAL AMOUNT
NO. R-                  CUSIP No. 590188 A40                    $70,000,000


                           MERRILL LYNCH & CO., INC.
                               MEDIUM-TERM NOTE,
                                   SERIES B
      2% Callable and Exchangeable Notes due July 26, 2005 (Linked to the
     performance of the common stock of Johnson & Johnson) (the "Notes")


     MERRILL LYNCH & CO., INC., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay and discharge each Note evidenced hereby on July 26, 2005 (the "Maturity Date") by delivering to CEDE & CO., or registered assigns with respect to the principal amount hereof, SEVENTY MILLION DOLLARS ($70,000,000), an amount equal to the greater of (i) the product of (a) the exchange ratio and (b) the average Market Price of the Johnson & Johnson Common Stock during the first five Calculation Days during the Calculation Period; (provided, however, that if the delivery on the Maturity Date is based on the foregoing formula, no interest shall accrue on the Notes from and including January 26, 2005 through the Maturity Date) or (ii) $1,000 in cash plus accrued and unpaid interest through but excluding the Maturity Date, or as such terms are defined below, and determined in accordance with the provisions set forth below, and to pay interest on the principal amount hereof from July 26, 2000, or from the most recent date in respect of which interest has been paid or duly provided for, semiannually in arrears on January 26 and July 26, in each year (each an "Interest Payment Date"), commencing January 26, 2001, at the rate of 2% per annum (the "Interest Rate"), until the principal amount is paid or duly made available for payment. However, if there are fewer than five Calculation Days in the Calculation Period with respect to the Johnson & Johnson Common Stock, then the amount payable at maturity shall be calculated using the average, arithmetic mean, of the Market Prices of Johnson & Johnson Common Stock on those Calculation Days, and if there is only one Calculation Day, then the amount payable at maturity shall be calculated using the Market Price of Johnson & Johnson Common Stock on such Calculation Day. If no Calculation Days occur during the Calculation Period with respect to Johnson & Johnson Common Stock, then the amount payable at maturity shall be calculated using the Market Price of Johnson & Johnson Common Stock determined on the last scheduled Calculation Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on that day. "Calculation Period" means the period from and including the seventh scheduled Calculation Day immediately prior to the Maturity Date to and including the third scheduled Calculation Day prior to the Maturity Date. "Calculation Day" means, with respect to Johnson & Johnson Common Stock, any Trading Day during the Calculation Period on which a Market Disruption Event has not occurred. If the value of (i) above is less than (ii) above, the Company will deliver to the Holder at maturity the number of shares of Johnson & Johnson common stock equal to the exchange ratio for Johnson & Johnson common stock, and, if certain reorganization events described herein have occurred, other securities and/or cash, as applicable, received as a result of such reorganization events equal to the respective exchange ratio for each such unit; provided, however, that the Company will pay the Holder cash in lieu of delivering fractional shares, in an amount as determined by the Calculation Agent, and provided, further, that if in the opinion of the Calculation Agent there occurs no Calculation Day during the Calculation Period, then at maturity the Company will have the option, but not the obligation, to pay the Holder the U.S. dollar equivalent of the amount deliverable at maturity as determined by the Calculation Agent according to the formula set forth above. The Notes will be issued in minimum denominations of U.S.$1,000 and integral multiples thereof. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more fully provided in such Indenture.

     Payment of interest and the amounts payable or deliverable, as the case may be, upon exchange, redemption or at maturity (as described below) with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company shall, or shall cause the Calculation Agent to, pay U.S. Dollars (or deliver the Johnson & Johnson Common Stock, or other securities, if any, if the Holder of this Note exercises its exchange right (as defined below) or the amount due at maturity is satisfied in shares of the Johnson & Johnson Common Stock) to the Trustee for delivery to the Holder of this Note in respect of such payments or deliveries.

     The Company may redeem all of the Notes, at any time, on any Business Day after July 26, 2003, upon not more than 30 nor fewer than 15 calendar days notice to the Holders of the Notes. Any date upon which the Company gives the Holders of the Notes notice that it is redeeming the Notes is referred to herein as the "Redemption Notice Date". Unless the Holder has exchanged Notes prior to July 26, 2003, the Holder will receive interest through and including July 26, 2003 regardless of whether we redeem all of the Notes after July 26, 2003. If the Company redeems the Notes, for each $1,000 principal amount of Notes owned by a Holder of the Notes, the Company shall deliver or pay such an amount equal to the greater of: (i) the product of the exchange ratio and the average Market Price of the Johnson & Johnson Common Stock during the first five scheduled Trading Days following the applicable Redemption Notice Date; provided, however: that if a Market Disruption Event occurs on any one of the five Trading Days following the applicable Redemption Notice Date, then the amount payable upon early redemption shall be calculated using the average, arithmetic mean, of the Market Prices of Johnson & Johnson Common Stock on those Trading Days, and if there is only one Trading Day, then the amount payable upon early redemption shall be calculated using the Market Price of Johnson & Johnson Common Stock on such Trading Day. If there is a Market Disruption Event on each of the five Trading Days following the applicable redemption notice date, then the amount payable upon early redemption shall be calculated using the Market Price of Johnson & Johnson Common Stock determined on the fifth Trading Day following the applicable redemption notice date, regardless of the occurrence of a Market Disruption Event on that date; and that if the amount the Holder receives is based upon the foregoing formula, no interest shall accrue on the Notes from and including the immediately preceding Interest Payment Date through the date of early redemption; or (ii) $1,000 in cash plus accrued and unpaid interest through but excluding the date of early redemption. If the value of (i) above is greater than (ii) above on the Trading Day following the applicable Redemption Notice Date, the Company deliver to the Holder on the applicable settlement date the number of shares of Johnson & Johnson common stock equal to the exchange ratio for Johnson & Johnson common stock, and, if certain reorganization events described herein have occurred, other securities and/or cash, as applicable, received as a result of such reorganization events equal to the respective exchange ratio for each such unit; provided, however, that the Company will pay the Holder cash in lieu of delivering fractional shares, in an amount as determined by the Calculation Agent, and provided, further, that if in the opinion of the Calculation Agent there occurs a Market Disruption Event on each of the first five scheduled Trading Days following the applicable Redemption Notice Date, then upon early redemption, the Company will have the option, but not the obligation, to pay the Holder the U.S. dollar equivalent of the amount deliverable upon redemption as determined by the Calculation Agent according to the formula set forth above. Alternatively, if the value of (ii) above is greater than (i) above, the Company will pay the Holder the value of (ii) in U.S. dollars. In the event of certain reorganization events, the amount payable to the Holder may be adjusted to include certain cash and/or securities in addition to, or in lieu of, the shares of Johnson & Johnson common stock. Once the Company has given notice that we are going to redeem the notes, the Holder is precluded from exercising the holder exchange right.

     On any Trading Day during the period beginning July 26, 2000 and ending the earlier of (i) 15 scheduled Trading Days before the Maturity Date or (ii) the Redemption Notice Date, upon written notice to the Calculation Agent and the Trustee (in the form of Annex A attached hereto), the Holder of this Note may exchange the Notes for the "Exchange Amount" (as defined herein). Any date on which the Holder provides notice to cause the Company to exchange the Notes is referred to as the "Exchange Notice Date". If the Calculation Agent receives the Holder's notice after 3:00 p.m. on any Trading Day, the Calculation Agent will consider such notice as received on the following Trading Day. The date the Calculation Agent is deemed to have received the Holder's notice is referred to as the "Exchange Receipt Date" If the Holder chooses to exercise its Holder exchange right, the Company may no longer redeem the Notes as of the applicable Exchange Notice Date. The "Exchange Amount" means, for each $1,000 principal amount of the Notes the Holder exchanges, a number of shares of the Johnson & Johnson Common Stock equal to the exchange ratio for Johnson & Johnson common stock, and, if certain reorganization events described herein have occurred, other securities and/or cash, as applicable, received as a result of such reorganization events, equal to the respective exchange ratio for each such unit on the first Trading Day following the Exchange Receipt Date; provided, however, that the Holder will not receive accrued interest from and including the immediately preceding interest payment date through the date of exchange. The Company will deliver these shares, other securities and/or cash to the Holder no more than 15 calendar days after the Exchange Receipt Date; provided, however, that we will pay you cash in lieu of delivering fractional shares, in an amount as determined by the Calculation Agent. However, if a Market Disruption Event occurs on the first Trading Day following the applicable Exchange Receipt Date, the date of determination for the Exchange Amount will be the second Trading Day following the applicable Exchange Receipt date unless a Market Disruption Event occurs on such second Trading Day, in which case the date of determination for the Exchange Amount shall be the third Trading Day following the applicable Exchange Receipt Date regardless of whether a Market Disruption Event occurs on such date; provided, further, that if in the opinion of the Calculation Agent there occurs a Market Disruption Event on the third Trading Day following the applicable Exchange Receipt Date, then upon exchange, we will have the option, but not the obligation, to pay you the U.S. dollar equivalent of the Exchange Amount as determined by the Calculation Agent.

     As used herein:

     "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

     "Calculation Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"). All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes.

     "Exchange Ratio" is equal to the product of 8.6395 and the share multiplier.

     "Market Disruption Event" means

       (1) a suspension, absence, including the absence of an official closing price, or material limitation of trading of Johnson & Johnson common stock on the NYSE or the Nasdaq Stock Market for more than two hours of trading or during the one-half hour period preceding or at the close of trading, as determined by the calculation agent in its sole discretion; or the suspension or material limitation on the primary market for trading in options contracts related to Johnson & Johnson common stock, if available, during the one-half hour period preceding or at the close of trading in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

       (2) a determination by the calculation agent in its sole discretion that the event described in clause (1) above materially interfered with the ability of ML&Co. or any of its affiliates or MLPF&S to unwind all or a material portion of the hedge with respect to the notes or to purchase shares of Johnson & Johnson common stock for the purpose of delivering either the Exchange Amount, an amount due upon early redemption or an amount at maturity.

     For purposes of determining whether a Market Disruption Event has occurred:

       (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,

       (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event,

       (3) limitations pursuant to any rule or regulation enacted or promulgated by the NYSE or the Nasdaq Stock Market or other regulatory organization with jurisdiction over the NYSE or the Nasdaq Stock Market on trading during significant market fluctuations will constitute a suspension or material limitation of trading in Johnson & Johnson common stock,

       (4) a suspension of trading in an options contract on Johnson & Johnson common stock by the primary securities market trading in the options, if available, by reason of:

o   a price change exceeding limits set by the securities exchange or market

o   an imbalance of orders relating to the contracts or

o a disparity in bid and ask quotes relating to the contracts will constitute a suspension or material limitation of trading in options contracts related to Johnson & Johnson common stock, and

       (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Johnson & Johnson common stock are traded will not include any time when that securities market is itself closed for trading under ordinary circumstances.

     If the Reorganization Event Amount includes securities other than Johnson & Johnson common stock, then the above definition shall be revised to include each such security in the same manner as Johnson & Johnson common stock is considered in determining whether a Market Disruption Event exists.

     "Market Price" means, for any date of determination on any Trading Day, the official closing price, in the afternoon session, as applicable, of one share of Johnson & Johnson Common Stock as reported by the principal exchange on which Johnson & Johnson Common Stock is traded on such date. If the official closing price is not available for any reason, including, without limitation, the occurrence of a Market Disruption Event, the Market Price for Johnson & Johnson Common Stock for any date shall be the arithmetic mean, as determined by the Calculation Agent, of the bid prices for the security obtained from as many dealers in the security, but not exceeding three, as will make the bid prices available to the Calculation Agent after 3:00 p.m., local time in such principal market, on such date.

     "NYSE" means the New York Stock Exchange.

     "Share Multiplier" initially means 1, but shall be subject to adjustment by the Calculation Agent, as provided herein, through and including the Maturity Date.

     "Trading Day" means a day on which the NYSE, the American Stock Exchange and the Nasdaq Stock Market are open for trading, as determined by the Calculation Agent.

Dilution and Reorganization Adjustments

     The share multiplier used to calculate the exchange ratio on any date of determination is subject to adjustment by the calculation agent as a result of the dilution and reorganization adjustments described in this section.

Stock splits and reverse stock splits

     If Johnson & Johnson common stock is subject to a stock split or reverse stock split, then once any split has become effective, the share multiplier relating to Johnson & Johnson common stock will be adjusted to equal the product of the prior share multiplier and the number of shares which a holder of one share of common stock of Johnson & Johnson before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock dividends

     If Johnson & Johnson common stock is subject to a stock dividend, i.e., issuance of additional shares of Johnson & Johnson common stock, that is given ratably to all holders of shares of Johnson & Johnson common stock, then once the shares are trading ex-dividend, the share multiplier will be adjusted so that the new share multiplier shall equal the prior share multiplier plus the product of:

o the number of shares of Johnson & Johnson common stock issued with respect to one share of Johnson & Johnson common stock, multiplied by

o   the prior share multiplier.

Extraordinary Dividends

     There will be no adjustments to the share multiplier to reflect cash dividends or distributions paid, if any, with respect to Johnson & Johnson common stock other than distributions described under clause (e) of the section entitled "--Reorganization Events" below and Extraordinary Dividends as described below.

     An "Extraordinary Dividend" means, with respect to a cash dividend or other distribution with respect to Johnson & Johnson common stock, the extent to which a dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for Johnson & Johnson common stock by an amount equal to at least 10% of the market price of Johnson & Johnson common stock on the Trading Day preceding the ex-dividend date with respect to the Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to Johnson & Johnson common stock, the share multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new share multiplier will equal the product of:

o   the then-current share multiplier, multiplied by

o a fraction, the numerator of which is the closing price per share of Johnson & Johnson common stock on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

     The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for Johnson & Johnson common stock will equal:

o in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend, or

o in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of that Extraordinary Dividend.

     To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination shall be conclusive. A distribution on Johnson & Johnson common stock described in clause (e) of the section entitled "--Reorganization Events" below that also constitutes an Extraordinary Dividend shall cause an adjustment to the share multiplier pursuant only to clause (e) under the section entitled "--Reorganization Events".

Issuance of transferable rights or warrants

     If Johnson & Johnson issues transferable rights or warrants to all holders of Johnson & Johnson common stock to subscribe for or purchase Johnson & Johnson common stock, including new or existing rights to purchase Johnson & Johnson common stock pursuant to a shareholder's rights plan or arrangement, once a triggering event shall have occurred thereunder, at an exercise price per share less than the closing price of one share of Johnson & Johnson common stock on:

o   the date the exercise price of those rights or warrants is determined and

o   the expiration date of those rights or warrants,

then, in each case, if the expiration date of those rights or warrants precedes the maturity date, then the share multiplier will be adjusted to equal the product of the prior share multiplier and a fraction, the numerator of which shall be the number of shares of Johnson & Johnson common stock outstanding immediately prior to the issuance plus the number of additional shares of Johnson & Johnson common stock offered for subscription or purchase pursuant to those rights or warrants and the denominator of which shall be the number of shares of Johnson & Johnson common stock outstanding immediately prior to the issuance plus the number of additional shares of Johnson & Johnson common stock which the aggregate offering price of the total number of shares of Johnson & Johnson common stock so offered for subscription or purchase pursuant to those rights or warrants would purchase at the closing price of one share of Johnson & Johnson common stock on the expiration date of those rights or warrants, which shall be determined by multiplying the total number of shares offered by the exercise price of those rights or warrants and dividing the product so obtained by the closing price.

Reorganization Events

     If before the maturity date of the notes,

     (a) there occurs any reclassification or change of Johnson & Johnson common stock,

     (b) Johnson & Johnson, or any surviving entity or subsequent surviving entity of Johnson & Johnson (a "Successor Entity"), has been subject to a merger, combination or consolidation and is not the surviving entity,

     (c) any statutory exchange of securities of Johnson & Johnson or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

     (d) Johnson & Johnson is liquidated,

     (e) Johnson & Johnson issues to all of its shareholders equity securities of an issuer other than Johnson & Johnson, other than in a transaction described in clauses (b), (c) or (d) above (a "Spin-off Event"), or

     (f) a tender or exchange offer is consummated for all the outstanding shares of Johnson & Johnson (an event in clauses (a) through (f) a "Reorganization Event"),

then the Market Price shall be adjusted to include the Reorganization Event Amount.

     The "Reorganization Event Amount" shall be determined by the calculation agent and shall equal for each $1,000 principal amount of notes the sum of the following:

          (1) for any cash received in a Reorganization Event, an amount equal to the amount of cash received per share of Johnson & Johnson common stock multiplied by the share multiplier in effect on the date all of the holders of shares of Johnson & Johnson common stock irrevocably receive such cash,

          (2) for any property other than cash or securities received in a Reorganization Event, the market value, as determined by the calculation agent, of the property received for each share of Johnson & Johnson common stock at the date of the receipt of the property multiplied by the then current share multiplier and payable in cash,

          (3) for any security received in a Reorganization Event, an amount equal to (a) the average market price for such security calculated in the same manner as the average market price of the common stock of Johnson & Johnson is calculated, multiplied by
              (b) the number of units of such security received for each share of common stock of Johnson & Johnson multiplied by the their current share multiplier, the number of shares of such security on the applicable date of determination for maturity, the date of early redemption, or the exchange date, as the case may be, equal to the then current share multiplier, and

          (4) for any security received in the case of a Spin-off Event, in addition to the shares of Johnson & Johnson common stock, an amount equal to (a) the average market price for such security calculated in the same manner as the average market price of the common stock of Johnson & Johnson is calculated, multiplied by
              (b) the number of units of such security received for each share of common stock of Johnson & Johnson multiplied by the their current share multiplier,

          If a security is received in a Reorganization Event, such security shall be included in determining any amounts due or deliverable pursuant to the notes in the same manner as shares of common stock of Johnson & Johnson. The share multiplier with respect to these securities shall equal the product of the share multiplier in effect for Johnson & Johnson common stock at the time of the issuance of these securities multiplied by the number of shares of these securities issued with respect to one share of Johnson & Johnson common stock. The share multiplier of these securities will be subject to the same adjustments as that of the share multiplier of Johnson & Johnson common stock. The amount to be delivered shall be calculated so as to include any securities received in the Spin-off Event in addition to the shares of Johnson & Johnson common stock already included in the amount due at maturity or upon redemption or exchange.

     If we are required to deliver shares of common stock of Johnson & Johnson to you, in addition to such shares we will also deliver for each $1,000 principal amount of the notes, the following:

     (a) cash equal to the values calculated in (1) and (2) of the Reorganization Event Amount above multiplied by the exchange ratio, and

     (b) for each security received in a Reorganization Event that is still outstanding, a number of such securities equal to the share multiplier applicable to such security multiplied by the exchange ratio.

"Exchange Property" means the securities, cash or any other assets distributed in a Reorganization Event, including, in the case of a Spin-off Event, the share of Johnson & Johnson common stock with respect to which the spun-off security was issued.

     For purposes of this section, in the case of a consummated tender or exchange offer for all Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer for the Exchange Property, in an amount determined on the basis of the rate of exchange in that tender or exchange offer. In the event of a tender or exchange offer with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

     If Johnson & Johnson, or any Successor Entity, has been subject to a merger, combination or consolidation and is not the surviving entity, or a tender or exchange offer is consummated for all the outstanding shares of Johnson & Johnson, then the amount to be delivered shall be calculated to include securities, if any, received in that event instead of Johnson & Johnson common stock. The share multiplier for these securities shall equal the product of the share multiplier in effect for Johnson & Johnson common stock at the time of the issuance of the securities multiplied by the number of shares of the securities issued with respect to one share of Johnson & Johnson common stock. The respective share multiplier for each of these securities will be subject to the same adjustments as that of the share multiplier of Johnson & Johnson common stock.

Adjustments to the share multiplier

     No adjustments to the share multiplier will be required unless the share multiplier adjustment would require a change of at least 0.1% in the share multiplier then in effect. The share multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

     No adjustments to the share multiplier will be required other than those specified above. However, ML&Co. may, at its sole discretion, cause the calculation agent to make additional adjustments to the share multiplier to reflect changes occurring in relation to Johnson & Johnson common stock or any other Exchange Property in other circumstances where ML&Co. determines that it is appropriate to reflect those changes. The required adjustments specified above do not cover all events that could affect the closing price of Johnson & Johnson common stock, including, without limitation, a partial tender or exchange offer for Johnson & Johnson common stock.

     MLPF&S, as calculation agent, shall be solely responsible for the determination and calculation of any adjustments to the share multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described above, and its determinations and calculations shall be conclusive absent manifest error.

     No adjustments will be made for certain other events, such as offerings of common stock by Johnson & Johnson for cash or in connection with acquisitions or the occurrence of a partial tender or exchange offer for the common stock of Johnson & Johnson by Johnson & Johnson or any third party.

     ML&Co. will, within ten Business Days following the occurrence of an event that requires an adjustment to the share multiplier, or if ML&Co. is not aware of this occurrence, as soon as practicable after becoming so aware, provide written notice to the trustee, which shall provide notice to the holders of the notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth the adjusted share multiplier.

General

     Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series B (the "Notes"). The Securities are issued and to be issued under an indenture (the "Indenture") dated as of October 1, 1993, between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture.

     The Notes are issuable only in registered form without coupons in denominations, unless otherwise specified above, of $1,000 and integral multiples thereof. References to payment "per Note" refer to each $1,000 principal amount of this Note. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     This Note is not subject to any sinking fund.

     If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that in case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes will be determined by the Calculation Agent and will be equal to the principal amount of the Note plus accrued but unpaid interest thereon to but excluding the date of early repayment, if applicable, calculated as though the date of early repayment were the stated maturity date of the Notes.

     In case of default in payment of the Notes (whether at their stated maturity or upon acceleration), from and after the maturity date the Notes shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of % per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest on, and such amounts as are payable upon redemption or exchange or at maturity (as described above) with respect to, this Note and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.





Dated: July 26, 2000


CERTIFICATE OF AUTHENTICATION                        Merrill Lynch & Co., Inc.

This is one of the Securities     [Copy of Seal]
of the series designated therein
referred to in the
within-mentioned Indenture.





The Chase Manhattan Bank, as Trustee                 By:
                                                                 Treasurer
By:                                                  Attest:
         Authorized Officer                                      Secretary

ANNEX A

            OFFICIAL NOTICE OF EXERCISE OF HOLDER'S EXCHANGE RIGHT


                2% Callable and Exchangeable Medium-Term Notes
              due July 26, 2005 (Linked to the performance of the
                      common stock of Johnson & Johnson)

     Dated: [On or prior to the fifteenth scheduled Trading Day prior to July 26, 2005]

     Merrill Lynch & Co., Inc.
     World Financial Center
     South Tower,  5th Floor
     New York, New York 10080-6105

     Fax No.: (212) 236-3865

     (Attn: Treasury)

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Calculation Agent World Financial Center
     North Tower,  5th Floor
     New York, New York 10281-1305

     Fax No.: (212) 449-2697

     (Attn: Operations (Matthew Pomeranz))

     The Chase Manhattan Bank
     450 West 33rd Street
     15th Floor
     New York, New York 10001

     Fax No.: (212) 946-8161

     (Attn: Corporate Trust Department)

     Dear Sirs:

     The undersigned holder of the 2% Callable and Exchangeable Medium-Term Notes due July 26, 2005 of Merrill Lynch & Co., Inc. (Linked to the performance of the common stock of Johnson & Johnson) (the "Notes") hereby irrevocably elects to exercise with respect to the number of Notes indicated below, as of the date hereof, provided that such day is prior to the fifteenth scheduled Trading Day prior to July 26, 2005, the Holder's Exchange Right as described in Pricing Supplement dated July 19, 2000 (the "Pricing Supplement") to the Prospectus Supplement dated June 16, 2000 and the Prospectus dated June 15, 2000. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Company will deliver a specified number of common stock, in accordance with the terms of the Notes described in the Pricing Supplement.

     Very truly yours,

     -----------------------------
     [Name of Holder]

     By:_________________________________________
     [Title]

     ---------------------------------------------
     [Fax No.]

     $____________________________________________
      Number of Notes surrendered for exercise of the Right to Receive the Equivalent Share Amount

     If you want the Johnson & Johnson Common Stock made out in another person's name, fill in the form:


     -----------------------------

     (Insert person's soc. sec. or  tax ID no.)

     -----------------------------

     (Print or type person's name, address and zip code)

     -----------------------------

     Date: _______________________________

     Your Signature:______________________________________

     Receipt of the above Official
     Notice of Holder's Exchange Right is hereby acknowledged

     MERRILL LYNCH & CO., INC., as Issuer

     MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Calculation Agent

     By THE CHASE MANHATTAN BANK,
     as Trustee


     By:_________________________________________________

        Title:

     Date and time of acknowledgment ____________________

ASSIGNMENT/TRANSFER FORM
------------------------

     FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

(insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated: _____________________

                                  NOTICE: The signature of the registered
                                  Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.